                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-b(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             U.S. TECHNOLOGIES INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     3)   Filing Party:

          ---------------------------------------------------------------------

     4)   Date Filed:

          ---------------------------------------------------------------------

-----------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             U.S. TECHNOLOGIES INC.
                          3901 ROSWELL ROAD, SUITE 300
                             MARIETTA, GEORGIA 30062


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 1998


         The Annual Meeting of Stockholders of U.S. Technologies Inc. (the "Company") will be held on Friday, May 29, 1998 at 11:00 a.m., at "The Pavillion," 736 Johnson Ferry Road, Building E, Marietta, Georgia 30068, for the following purposes:

         (1) To elect three directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

         (2) To ratify selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal years ended December 31, 1997 and December 31, 1998.

         (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on April 27, 1998 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                    By Order of the Board of Directors,

                                    /s/ Kenneth H. Smith

                                    Kenneth H. Smith
                                    Chairman of the Board, President and Chief
                                    Executive Officer


Marietta, Georgia
May 6, 1998

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             U.S. TECHNOLOGIES INC.
                          3901 ROSWELL ROAD, SUITE 300
                             MARIETTA, GEORGIA 30062


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1998

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Technologies Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Friday, May 29, 1998, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about May 6, 1998. The address of the principal executive offices of the Company is 3901 Roswell Road, Suite 300, Marietta, Georgia 30062 and the Company's telephone number is (770) 565-4311.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named below to constitute the entire Board of Directors and FOR the ratification of the selection of BDO Seidman, LLP. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter to which the abstention or broker non-vote relates.

         The record of stockholders entitled to vote at the annual meeting was taken on April 27, 1998. On that date, the Company had outstanding and entitled to vote 29,195,278 shares of common stock, par value $.02 per share (the "Common Stock"), with each share of Common Stock entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 27, 1998 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company;
(iii) the Named Executive Officers (as defined herein); and (iv) all directors and executive officers of the Company as a group.

                                            SHARES
    NAME OF                               BENEFICIALLY       PERCENT
BENEFICIAL OWNER                            OWNED(1)        OF CLASS
----------------                          ------------      --------
Kenneth H. Smith(2). . . . . . . . . . .    7,584,500        25.98%
James V. Warren(3) . . . . . . . . . . .    7,409,500        25.38%
James C. Melton, Sr. . . . . . . . . . .       87,000            *
All Directors and Executive Officers
  as a Group (4 persons) . . . . . . . .    7,726,760        26.47%


-----------------------

*        Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 29,195,278 shares outstanding, except for certain parties who hold options to purchase shares which are exercisable within the next sixty days. The percentages for those parties who hold presently exercisable options are based upon the sum of 29,195,278 shares plus the number of options held by them which are exercisable within the next sixty days, as indicated in the following notes.

(2) Includes 916,900 shares obtained through the grant of irrevocable proxies from Joyce S. Newlin, John M. Buckley and Joe B. Young. These individuals have assigned control of their voting rights until December 31, 1998. Mr. Smith's business address is 3901 Roswell Road, Suite 300, Marietta, Georgia 30062.

(3) Includes 916,900 shares obtained through the grant of irrevocable proxies from Joyce S. Newlin, John M. Buckley and Joe B. Young. These individuals have assigned control of their voting rights until December 31, 1998. Mr. Warren resigned from the Company's Board of Directors, effective March 30, 1998. Mr. Warren's business address is 6525 The Corners Parkway, Suite 300, Atlanta, Georgia 30092.

                                CHANGE IN CONTROL

         Effective January 1, 1997, the Company entered into a stock purchase agreement (the "Purchase Agreement") with Tintagel, Ltd., a Turks & Caicos Islands company ("Tintagel"); Komen Holdings Pty., Ltd., an Australian corporation ("Komen"); and GWP, Inc., a Georgia corporation ("GWP"), whereby GWP acquired 9,169,000 shares, or approximately 42%, of the outstanding common stock of the Issuer. Mr. Kenneth H. Smith and Mr. James V. Warren are the sole shareholders of GWP.

         Under the terms of the Purchase Agreement, Tintagel sold to GWP 5,683,000 shares of Common Stock for $437,000, or approximately $.077 per share. In addition, Komen sold to GWP 3,486,000 shares of Common Stock for $500,000, or approximately $.143 per share. The Company granted an option to SWG Partners, ("SWG"), a Georgia partnership of which Messrs. Warren and Smith are general partners, to purchase up to 6,000,000 shares of its Common Stock at $0.10 per share prior to closing on April 7, 1997. Accordingly, SWG purchased 1,500,000 shares of Common Stock for $0.10 per share on January 7, 1997 from the Company for a total purchase price of $150,000. Since that time, SWG has agreed to allocate and distribute such shares equally among Messrs. Warren and Smith. SWG purchased an additional 4,500,000 shares of Common Stock for $0.10 per share on April 7, 1997 from the Company. Since that time, SWG has agreed to allocate and distribute such shares equally among Messrs. Warren and Smith.

         Effective January 1, 1997, William Meehan resigned as President and Chief Executive Officer and as a director of the Company, and Mr. Smith was named President, Chief Executive Officer and a director of the Company. In addition, effective January 1, 1997, James Chen resigned as a director of the Company, and Mr. Warren was named as a director of the Company, replacing Mr. Chen. On January 20, 1997, Mr. Warren was named Chairman of the Board of Directors, replacing John V. Allen, who remained a director of the Company. Finally, On April 7, 1997, Mr. Allen resigned as a director of the Company, and James C. Melton, Sr. was named as a director of the Company, replacing Mr. Allen.

         On April 7, 1997 and immediately following the closing of the Purchase Agreement, GWP assigned all of its right, title and interest in Common Stock obtained in connection with the Purchase Agreement to the following five individuals, each of whom acquired the number of shares as shown after their names: Kenneth H. Smith (3,667,600), James V. Warren (3,667,600), Joyce S. Newlin (415,100), John M. Buckley (400,000) and Joe B. Young (1,018,700).

         Further, pursuant to the assignment of these shares, Ms. Newlin, Mr. Buckley and Mr. Young have granted irrevocable proxies, and, thereby, have assigned control of their voting rights, to Mr. Smith and Mr. Warren, effective until December 31, 1998.

         In connection with the above-described transactions and assignments, the following obligations were undertaken on April 7, 1997:

         a. Mr. Smith and Mr. Warren each executed a promissory note, bearing interest at eight percent (8%) per annum, with principal and interest due on December 31, 1998, in the amount of $250,000, to Komen in exchange for 1,743,000 shares of Common Stock.

         b. Mr. Smith and Mr. Warren each executed a promissory note, bearing interest at eight percent (8%) per annum, with principal and interest due on December 31, 1998, in the amount of $126,810, to Tintagel in exchange for 1,924,600 shares of Common Stock. Further, in connection with the Tintagel option, Mr. Smith and Mr. Warren each granted to Tintagel an option to purchase up to 101,448 shares of Common Stock at $0.25 per share at any time or from time to time during the period from July 1, 1998 to September 2, 1998.

         After this change of control, the Board of Directors of the Company consisted of Kenneth H. Smith, James V. Warren and James C. Melton. Effective March 30, 1998, Mr. Warren resigned from the Board of Directors. The vacancy created by Mr. Warren's resignation was filled by the naming of Mr. Gregory C. Earls to the Board of Directors on April 29, 1998. Therefore, the current Board of Directors consists of Mr. Smith, Mr. Melton and Mr. Earls.


                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS


         The Board of Directors of the Company presently consists of three directors. The Company's ByLaws provide that the Board of Directors shall consist of not less than one nor more than fifteen members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at three by the Board. Accordingly, the Board of Directors recommends the election of the three nominees listed below.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than three nominees. The affirmative vote of a majority of all votes cast for each nominee is required for the election of each nominee standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         KENNETH H. SMITH, age 51, has served as Director, President and Chief Executive Officer of the Company since January 1997. On February 19, 1998, Mr. Smith was elected to the position of Chairman of the Board. Mr. Smith also serves as a Director of Labor-to-Industry, Inc., a wholly-owned subsidiary of the Company ("LTI") and as the sole Director of Service-to-Industry, Inc., another wholly-owned subsidiary of the Company ("STI"). Mr. Smith's career involves more than 23 years in banking, finance, management consulting and business turnarounds. From 1990 to 1996, Mr. Smith worked as a consultant for his own company, GWP Consulting Company, managing the turnarounds of companies such as Capital South Financial Corporation and Atlanta Technologies, Inc. As a consultant, Mr. Smith also created an asset based lending subsidiary for Cobb American Bank. From 1985 to 1987, he served as President of First Union Commercial Corporation. Mr. Smith holds a BS degree from the Georgia Institute of Technology and an MBA from Auburn University.

         JAMES C. MELTON, age 53, joined the Company in March 1997 and has served as Director and Executive Vice President since March 1997. Mr. Melton also serves as a Director and President of LTI. Mr. Melton was formerly President of Family Safety Products, Inc., a consumer goods manufacturer, from August 1993 to February 1997. Prior to 1993, Mr. Melton served as National Sales Manager of Plus III Software, Inc., a firm specializing in civil engineering application software. Mr. Melton holds a BS degree in Physics from North Georgia College and an MS degree in Industrial Management from the Georgia Institute of Technology.

         GREGORY C. EARLS, age 53, has served as a Director of the Company since April 1998 and is currently the President and Director of U.S. Viewing Corporation, an investment management company he founded in 1986. Mr. Earls also serves as President and Director of Equitable Production Funding of Canada, Inc., a communications holding company. From 1992 to 1996, he served as Chairman of the Board of Directors of Health and Sciences Television Network, Inc., a distributor of educational programming, prior to the sale of its parent company to K-III Communications in 1996. In addition, Mr. Earls has also served as a member of the Board of Directors of Jayhawk Acceptance Corporation, a medical finance company of which he was a founder in 1994. Mr. Earls graduated from the University of Virginia in 1967.

         The Board of Directors recommends that stockholders vote FOR the election of the nominees named above.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1997, the Initial Statements of Beneficial Ownership (Form 3s) were inadvertently filed late for each of Messrs. Smith, Warren, Melton, Brocard and Brumbeloe.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors held six meetings during the year ended December 31, 1997. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors does not presently have a standing audit, compensation or stock option committee. The functions which would be served by such committees, and the responsibility of such committees, have been reserved to the full Board of Directors.

         In addition, the Board of Directors does not have a standing nominating committee, such function also being reserved to the full Board of Directors. The Company does not have any formal procedure for considering stockholders' suggestions for director nominees prior to the solicitation of proxies. At the Annual Meeting, the Company will entertain nominations for directors in accordance with the Company's By-Laws.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal year ended December 31, 1997 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997 (the "Named Executive Officers").

                                                    SUMMARY COMPENSATION TABLE
                                                       ANNUAL COMPENSATION
                                               -----------------------------------
     NAME AND
PRINCIPAL POSITION                             YEAR         SALARY          BONUS
------------------                             ----        --------        -------
Kenneth H. Smith..........................     1997        $180,000        $35,074
  Chairman of the Board,
  President and Chief Executive Officer
James C. Melton, Sr.......................     1997        $100,000        $12,421
  Director and Executive Vice President

COMPENSATION OF DIRECTORS

         The Company does not presently pay any fees to directors but does reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance of meetings of the Board of Directors. Directors do not receive any compensation for attendance at meetings of the Board of Directors.

STOCK OPTION PLANS

         The Company's Employee Incentive Stock Option Plans of 1988, 1990, and 1996 (the "Plans") were adopted by the Board of Directors and approved by the Company's Stockholders on March 16, 1989, June 8, 1990, and July 25, 1996, respectively. The purpose of the Plans is to attract and retain qualified personnel. The Plans provide that the aggregate fair market value of the shares of common stock for which any participant may be granted incentive stock options in any calendar year shall not exceed $100,000. No options may be granted under the Plans after August 1, 1998, October 5, 1999, and April 29, 2006, respectively.

         The Plans are administered by the Board of Directors of the Company who determine, subject to the provisions of the Plans, to whom options are granted and the number of shares of the common stock subject to option. The exercise price of such options granted under the Plans must equal at least 100% of the fair market value of the common stock on the date the option is granted.

         The Plans also provide that no option shall be exercisable more than three months after termination of an option holder's employment with the Company, unless such termination of employment occurs by reason of death or permanent and total disability. In the event of the death or disability of an option holder while an employee of the Company, the options which were otherwise exercisable by the option holder or his legal representative or beneficiary of his estate, may at any time within one year from the date of the option holder's death or disability be exercised. In no event, however, shall an option be exercisable after 10 years from the date it was granted.

         During the years ended December 31, 1997 and 1996, no options have been issued under these qualified plans.

         On May 4, 1993 and September 3, 1993, the Company adopted the 1993 and 1993A Nonqualified Stock Option Plans, respectively. These plans reserved 500,000 and 800,000 shares respectively, of the company's common stock to be granted to non-employees, directors, and/or other persons associated with the Company whose services have benefited the Company.

         On April 14, 1994, the Company adopted the 1994 Nonqualified Stock Option Plan. This plan reserved 800,000 shares of the Company's Common Stock to be granted and issued to its officers, directors, employees and/or consultants whose services have benefitted the Company.

         During November 1996, the Company adopted the 1996 Nonqualified Stock Option Plan. The plan reserved 800,000 shares of the Company's Common Stock to be granted and issued to its officers, directors, employees and/or consultants whose services have benefitted the Company.

         During 1996, the Company's prior management granted options, outside the option plans described above, to four other parties to purchase 200,000 shares of the Company's Rule 144 stock at $0.50 per share exercisable at various times through May 17, 2001. The Company's prior management also granted to a former board member the option to purchase 150,000 shares at $0.125 per share through May 25, 1999. The validity of the options granted to the former board member, which remain outstanding, has been questioned by the Company based on several factors. The Company is evaluating the status of these options and will take appropriate actions based on its determination.

BONUS PLAN

         On July 14, 1989, the Company's Board of Directors adopted a bonus plan that sets aside 1%, 2%, and 3% of sales as long as the Company maintains a pre-tax income of 10%, 15%, and 20% of sales, respectively. The performance standards will be based on quarterly operating periods. Bonuses are accrued quarterly and allocated as of the end of each calendar year. No employees have vested rights in the bonus plan. The Board of Directors of the Company acts as a committee to determine who participates and the actual amount of the individual bonuses. No bonuses were paid in the fiscal years ended 1997, 1996, or 1995 under this plan.


                          REPORT OF BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         During the year ended December 31, 1997, the Board of Directors was responsible for: (i) setting the Company's compensation philosophy and policies;
(ii) review and approval of pay recommendations for the executive officers of the Company; and (iii) initiation of all compensation actions for the Chief Executive Officer of the Company.

         The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its stockholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company's executive officers consists of a base salary and an annual discretionary bonus. The Company does not currently provide executive officers with other long term incentive compensation.

         Compensation of the Company's executive officers and key employees has historically consisted of two components: base salary and annual bonuses. Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Generally, the Company has positioned salaries at median compensation levels for comparable positions and responsibilities in the market. Individual salaries may be higher or lower based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on the factors described above. Annual bonuses are under consideration and will closely link executive pay with performance in areas key to the Company's short term operating performances.

         At least annually, the Board will review salary recommendations for the Company's executives and then approve such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Board fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Board's assessment of his past performance and its expectation as to his future performance in leading the Company.

         The Board also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as the executive's contribution to the Company's performance. The Board applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

         The Board will continually evaluate the Company's compensation policies and procedures with respect to executives. Although the Board believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.


                                 AGENDA ITEM TWO
                    RATIFICATION OF SELECTION OF INDEPENDENT
                              CERTIFIED ACCOUNTANTS

         The Board of Directors has selected the firm of BDO Seidman, LLP ("BDO Seidman"), as the Company's independent certified public accountants for the fiscal years ended December 31, 1997 and December 31, 1998. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects a representative of BDO Seidman to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire.

         On November 20, 1997, the Company dismissed its independent auditors, Brown, Graham & Company, P.C. ("Brown, Graham & Company"), and on the same date engaged the firm of BDO Seidman LLP as its independent auditors for the fiscal year ending December 31, 1997. Each of these actions was approved by the Board of Directors of the Company.

         The report of Brown, Graham & Company on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or a disclaimer of opinion, nor was qualified as to audit scope or accounting principles. Brown, Graham & Company did conclude that a going concern uncertainty did exist and included an explanatory paragraph in their report that there was "substantial doubt about the Company's ability to continue as a going concern."

         In connection with the audit of the fiscal years ended December 31, 1996 and 1995, and for the unaudited interim period through November 20, 1997, there were no disagreements with Brown, Graham & Company on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Brown, Graham & Company, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal years ended December 31, 1996 and 1995, and for the unaudited interim period through November 20, 1997, neither the Company nor any of its representatives sought the advice of BDO Seidman regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

         In connection with the audit of the fiscal years ended December 31, 1996 and 1995, and for the unaudited interim period through November 20, 1997, Brown, Graham & Company did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;
(iii) that there existed a need to expand significantly the scope of its audit, or that information had come to Brown, Graham & Company's attention during the fiscal periods, that if further investigated may have (a) materially impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may have prevented it from rendering an unqualified audit report on those financial statements), or (b) cause Brown, Graham & Company to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to Brown, Graham & Company's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to Brown, Graham & Company's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Brown, Graham & Company's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Brown, Graham & Company's dismissal, the issue has not been resolved to Brown, Graham & Company's satisfaction prior to its dismissal.

         Brown, Graham & Company has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements, a copy of which has been filed as an exhibit to a Current Report on Form 8-K/A dated December 3, 1997.

         The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy is required to ratify the selection of the independent certified public accountants. Abstentions and broker non-votes will have no effect on such vote.

         The Board of Directors recommends that stockholders vote FOR ratification of the selection of BDO Seidman as the Company's independent certified public accountants for the fiscal years ended December 31, 1997 and December 31, 1998.


                              CERTAIN TRANSACTIONS

         Ms. Carolyn Meehan, wife of Mr. William Meehan, President and Chief Executive Officer of the Company until his resignation effective January 1, 1997, is President of Carlton Technologies Limited ("Carlton") with whom the Company had various loans during 1995 and 1996. Many of these loans were retired by the issuance of the Company's Common Stock in exchange for the debt. At December 31, 1996, the Company had a receivable of $150,205 from the issuance of Common Stock in excess of the debt to Carlton. This amount was classified as a reduction in stockholders' equity as of December 31, 1996.

         Mr. Kenneth H. Smith, Chairman, President and Chief Executive Officer of the Company, has a note receivable from the Company in the amount of $270,000 as of December 31, 1997. This note bears interest at a rate of 8% and is due December 31, 1998. The total due from Mr. Smith under this note, including accrued interest is $291,304 as of December 31, 1997. Mr. Smith has also executed a note receivable from the Company in the amount of $63,387 related to the acquisition of his interest in the Company which is recognized as a reduction in stockholders' equity. This note also bears interest at a rate of 8% and is due December 31, 1998.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative stockholder returns on stocks included in the Standard & Poor's 500 Index ("S&P 500 Index"), the Standard and Poor's Technology Index ("S&P Technology Index") and the Standard & Poor's Manufacturing (Diversified) Index ("S&P Manufacturing Index") during the period commencing December 31, 1992 and ending December 31, 1997 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1992. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends. The performance shown in the graph is not necessarily indicative of future performance.

         Since the Company's last annual meeting, the Standard & Poor's High Tech composite index, the peer group index against which the Company had previously measured its stockholder performance, has been discontinued. In its place, the Company has presented the cumulative stockholder returns for the S&P Technology Index. Upon a review of the companies constituting the basis for the S&P Technology Index and due to new management's focus on electronics manufacturing as well as other areas of manufacturing, the Company has determined that the S&P Technology Index no longer bears an appropriate relationship to the Company for purposes of performance comparisons and performance evaluation. However, under the Securities and Exchange Commission reporting regulations, the Company is required to report its performance, as compared to the S&P Technology Index. The Company has selected the S&P Manufacturing Index to replace the S&P Technology Index as its peer group index. Therefore, the Company's performance, as compared to the S&P Manufacturing Index, is also shown below.






                       [GRAPH PROVIDED ON FOLLOWING PAGE]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                          -------------------------FISCAL YEAR ENDING--------------------------
COMPANY                   1992         1993         1994         1995         1996         1997
U.S. TECHNOLOGIES INC      100        76.10         24.4        22.05         5.45        29.52
INDUSTRY INDEX             100       121.40       125.66       176.95       243.85       290.39
BROAD MARKET               100       110.08       111.54       153.45       188.69       251.64
S&P TECHNOLOGY INDEX       100       123.01       139.99       201.65       287.72       430.33

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

         Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1997 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, is available to stockholders who make written request therefor to the Company, 3901 Roswell Road, Suite 300, Marietta, Georgia 30062. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to stockholders of record upon request.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices by January 6, 1999 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interests of the Company.

                                    By Order of the Board of Directors,

                                    /s/ Kenneth H. Smith

                                    Kenneth H. Smith
                                    Chairman of the Board, President and Chief
                                    Executive Officer

Marietta, Georgia
May 6, 1998

                                                                        APPENDIX

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                             U.S. TECHNOLOGIES INC.

    The undersigned stockholder(s) of U.S. Technologies Inc., a Delaware corporation, hereby appoints Kenneth H. Smith and James C. Melton, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of U.S. Technologies Inc. to be held on Friday, May 29, 1998 at 11:00 a.m., local time, at the "The Pavillion," 736 Johnson Ferry Road, Building E, Marietta, Georgia 30068, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect three directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified:

     [ ]  FOR all nominees listed below                         [ ]  WITHHOLD AUTHORITY to vote for all nominees
        (except as otherwise indicated below)

          Kenneth H. Smith, James C. Melton, Sr. and Gregory C. Earls

    If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

--------------------------------------------------------------------------------

(2) To ratify selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal years ended December 31, 1997 and December 31, 1998.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

(3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ABOVE PROPOSALS AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  (This Proxy should be marked,
                                                  dated, and signed by the
                                                  stockholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned promptly in the
                                                  enclosed envelope. Persons
                                                  signing in a fiduciary
                                                  capacity should so indicate.
                                                  If shares are held by joint
                                                  tenants or as community
                                                  property, both should sign.)